UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024 (November 6, 2024)

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 953-7000

________________________N/A_________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, BlueLinx Holdings Inc. (“BlueLinx” or the “Company”) and Tricia A. Kinney, the Company’s General Counsel and Corporate Secretary, entered into a Transition Agreement (the “Agreement”), pursuant to which, among other things, Ms. Kinney will end her employment with the Company effective December 28, 2024 (the “Separation Date”), which is the last day of the Company’s 2024 fiscal year. Under the Agreement, Ms. Kinney will continue to serve in the role of General Counsel and Corporate Secretary and cooperate with the Company in the smooth transition of her duties through the Separation Date.

Under the Agreement, the Company has agreed to pay Ms. Kinney (i) a lump sum payment of $410,025, which is equivalent to her current annual base salary, and (ii) any bonus that would be payable to her under the terms of the Company’s Short-Term Incentive Plan for fiscal year 2024. Also pursuant to the Agreement, the Company agreed to ensure that 226 time-based restricted stock units granted to Ms. Kinney in fiscal year 2023 and 350 time-based restricted stock units granted to Ms. Kinney in 2024 will vest on the Separation Date. The payments and benefits due to Ms. Kinney pursuant to the Agreement will be made in lieu of any payments, severance or other benefits described in the BlueLinx Holdings Inc. Executive Severance Plan.

Payments and benefits under the Agreement are conditioned upon the execution and non-revocation of a customary general release of claims. In addition, under the Agreement, Ms. Kinney confirmed the continued effectiveness of the existing restrictive covenants applicable to her under her existing restrictive covenant agreements with the Company.

The foregoing description of the Agreement set forth under this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Ms. Kinney’s departure from the Company is not due to any disagreements with the Company's operations, policies, or practices.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Transition Agreement between BlueLinx Corporation and Tricia A. Kinney, dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: November 8, 2024	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
President and Chief Executive Officer